EXHIBIT 4.2


                            UNITED AIR LINES, INC.

                            Officers' Certificate

                    Pursuant to Sections 2.1 and 3.1 of the
          Indenture, dated as of July 1, 1991 (the "Indenture"), between United Air Lines, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), the undersigned officers of the Company hereby certify on behalf of the Company as follows:

                    1. Authorization. The establishment of two series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions adopted by unanimous written consent by the Board of Directors of the Company on May 11, 1994 and June, 30, 1994.

                    2.  Compliance with Covenants and Conditions
          Precedent. All covenants and conditions precedent provided for in the Indenture relating to the establishment of series of Securities have been complied with.

                    3.  Terms.  The terms of the series of
          Securities established pursuant to this Officer's
          Certificate shall be as follows:

                              (i)  Title.  The titles of the
               series of Securities are (a) the 10.67% Series A Senior Debentures due 2004 (the "Series A Debentures") and (b) the 11.21% Series B Senior Debentures due 2014 (the "Series B Debentures" and, together with the Series A Debentures, the "Debentures").

                              (ii)  Aggregate Principal
               Amount. The aggregate principal amount of the Debentures that may be authenticated and delivered pursuant to the Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 3.4, 3.5, 3.6, 8.6 and 10.7 of the
               Indenture and except for any Debentures that, pursuant to the last paragraph of Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall not exceed, (a) with respect to the Series A Debentures, U.S. $370,200,000 and, (b) with respect to the Series B Debentures, U.S. $371,000,000.

                              (iii)  Stated Maturity.  The
               principal of each Series A Debenture shall be payable on May 1, 2004, and the principal of each Series B Debenture shall be payable on May 1, 2014.

                              (iv)  Rate of Interest; Interest
               Payment Dates; Regular Record Dates.  Each
               Series A Debenture shall bear interest at the rate of 10.67% per annum, and each Series B Debenture shall bear interest at the rate of 11.21% per annum. Interest on the Debentures shall be payable semi-annually on May 1 and November 1 of each year, commencing on November 1, 1994. The Regular Record Date for interest payable on each Debenture on each May 1 shall be the immediately preceding April 15 and the Regular Record Date for interest payable on each November 1 shall be the immediately preceding October 15. The Debentures shall bear interest from July 12, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment. Each Debenture issued after the date upon which the Debentures are first issued under the Indenture (the "Issue Date") (whether issued upon transfer of or in exchange for an outstanding Debenture or issued for any other reason) shall be entitled to receive interest from the last Interest Payment Date in respect of which interest was paid or, if none, from the Issue Date, provided that if
               (i) any Debenture is issued after the record date with respect to any Interest Payment Date and before the interest with respect to such Interest Payment Date is paid and (ii) the interest with respect to such Interest Payment Date is paid in full when due in respect of all the Debentures that were outstanding on such record date, then such newly issued Debenture shall not be entitled to receive any interest with respect to such Interest Payment Date.

                              (v)  Place of Payment.  Subject
               to Section 9.2 of the Indenture, payment of the principal of and interest on the Debentures shall be made at the Corporate Trust Office of the Trustee or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register on the applicable Regular Record Date.

                              (vi)  Optional Redemption.  The
               Series A Debentures and the Series B Debentures may not be redeemed prior to their respective stated maturities.

                              (vii)  Denomination.  Debentures
               shall be issued in denominations of $1,000 and integral multiples thereof.

                              (viii)  Debentures Fully
               Registered. Each Debenture shall be issued in fully registered form, without coupons, and shall be represented by a certificate issued in definitive form.

                              (ix)  Defeasance and Covenant
               Defeasance. The defeasance and covenant defeasance provisions of the Indenture shall be applicable to the Debentures. For the purpose of such defeasance or covenant defeasance, the term "Government Obligations" shall not include obligations referred to in the definition of such term that are not obligations of the United States or an agency or instrumentality of the United States.

                              (x)  Debentures not Issued in
               Global Form. The Debentures shall not be issued in whole or in part in temporary or permanent global form.

                              (xi)  Debentures Issued Without
               Guarantees. Guarantees shall not be endorsed upon the Debentures.

                              (xii)  Debentures not
               Convertible. The Debentures shall not be convertible into common stock, other securities or any other property of the Company.

                              (xiii)  Debentures not
               Subordinated. The Debentures shall not be subordinated to any other Indebtedness of the Company.

                              (xiv)  Other Terms.  All other
               terms of the Series A Debentures shall be as set forth in the form of Series A Debentures attached hereto as Exhibit A, and all other terms of the Series B Debentures shall be as set forth in the form of Series B Debentures attached hereto as Exhibit B.

                    4. Forms. Each Series A Debenture shall be substantially in the form attached hereto as Exhibit A and may have such other terms as are provided in such form, and each Series B Debenture shall be substantially in the form attached hereto as Exhibit B and may have such other terms as are provided in the form.

                    Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.

                    Each of the undersigned, for himself/herself, states that s/he has read and is familiar with the provisions of Article 2 of the Indenture relating to the establishment of the form of Security representing a series of Securities thereunder and Article 3 of the Indenture relating to the establishment of a series of Securities thereunder, and in each case, the definitions therein relating thereto; that s/he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by him/her in this Certificate are based upon such familiarity; that, in his/her opinion, s/he has made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with; and, that in his/her opinion, the covenants and conditions referred to above have been complied with.

                    Insofar as this Certificate relates to legal matters, it is based, as provided for in Section 1.3 of the Indenture, upon the opinion of Counsel delivered to the Trustee contemporaneously herewith pursuant to
          Section 3.3 of the Indenture and relating to the Debentures.


                    IN WITNESS WHEREOF, the undersigned have hereunder signed this Certificate on behalf of the Company this 12th day of July, 1994.

                                        UNITED AIR LINES, INC.

                                        By: /s/ Douglas A. Hacker
                                            _________________________
                                            Name:  Douglas A. Hacker
                                            Title: Senior Vice President
                                                     - Finance


                                        By: /s/ Patricia S. Fisher
                                            __________________________
                                            Name:  Patricia S. Fisher
                                            Title: Vice President and
                                                     Treasurer



          EXHIBIT A

                            UNITED AIR LINES, INC.
                  10.67% Series A Senior Debenture due 2004

          No:_________                               $_____________
                                                      CUSIP _______

                    UNITED AIR LINES, INC., a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter
          referred to), hereby promises to pay to           or
          registered assigns, the principal sum of Dollars on May 1, 2004

               Interest Payment Dates:  May 1 and November 1
                         Record Dates:  April 15 and October 15

                    Reference is hereby made to the further
          provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                   UNITED AIR LINES, INC.

                                   By______________________________
                                     Name:
                                     Title:

                                   By______________________________
                                     Name:
                                     Title:

                    This is one of the Securities of a series issued under the within-mentioned Indenture.

          Dated:                   THE BANK OF NEW YORK,
                                           as Trustee

                                   By
                                            Authorized Signatory


                            [Reverse of Security]

          UNITED AIR LINES, INC.

          10.67% Series A Senior Debenture due 2004

                    (1)  Interest.  UNITED AIR LINES, INC., a
          Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security on November 1, 1994, and semi-annually thereafter on May 1 and November 1 in each year, accruing from July 12, 1994, or from the most recent interest payment date to which interest has been paid or duly provided for, at the rate of 10.67% per annum, until the principal hereof is paid or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                    The Company will pay interest (including interest accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) on overdue principal and interest (including interest accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) on overdue installments of interest, to the extent lawful, at the rate borne by the Securities.

                    (2) Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date for the next interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable on such payment date will accrue for the intervening period.

                    (3) Paying Agent, Registrar. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar through its office at 101 Barclay Street, 21-West, New York, New York 10286 and, for purposes of the presentation and surrender of Securities for transfer, exchange or payment of principal, through the office of the Trustee initially located at 101 Barclay Street, Trust Services Window, Lobby Level, New York, New York 10286. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company or its Affiliates may act in any such capacity, except in certain circumstances.

                    (4)  Indenture.  The Company issued the
          Securities under an Indenture dated as of July 1, 1991
          (the "Indenture") between the Company and the Trustee.
          The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.
          Code SECTION 77aaa-77bbbb) as in effect on the date upon which the Securities are first issued under the Indenture (the "Issue Date"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $370.2 million in aggregate principal amount. All capitalized terms used in this Security and not defined herein will have the meanings assigned to them in the Indenture.

                    (5) Optional Redemption. The Securities may not be redeemed prior to their final stated maturity at the option of the Company.

                    (6)  Denominations, Transfer, Exchange.  The
          Securities are in fully registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

                    (7)  Persons Deemed Owners.  The registered
          Holder of a Security may be treated as its owner for all purposes.

                    (8)  Amendments and Waivers.  Subject to
          certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing Default (except a Default in payment of principal of or interest on the Securities) may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. The Indenture or the Securities may be amended or supplemented without the consent of any Holder only to cure any ambiguity, defect or inconsistency, to make any change that does not materially and adversely affect the rights of any Holder or to comply with the Trust Indenture Act.

                    (9)  Defaults and Remedies.  If an Event of
          Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish quarterly and annual compliance certificates to the Trustee.

                    (10) Trustee Dealings with Company.  The
          Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                    (11) No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee will not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                    (12) Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                    (13) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= as tenants in common), TEN ENT (= as tenants by the entireties), JT TEN (= as joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                    (14) Governing Law.  THIS SECURITY WILL BE
          GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                    THE COMPANY WILL FURNISH TO ANY HOLDER UPON
          WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE
          INDENTURE.  REQUESTS MAY BE MADE TO:  UNITED AIR LINES,
          INC., P.O. BOX 66100, CHICAGO, ILLINOIS  60666,
          ATTENTION: TREASURER.


          EXHIBIT B

          UNITED AIR LINES, INC.
          11.21% Series B Senior Debenture due 2014

          No:_________                            $_____________
                                                   CUSIP _______

                    UNITED AIR LINES, INC., a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter
          referred to), hereby promises to pay to           or
          registered assigns, the principal sum of Dollars on May 1, 2014

               Interest Payment Dates:  May 1 and November 1
                         Record Dates:  April 15 and October 15

                    Reference is hereby made to the further
          provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                   UNITED AIR LINES, INC.

                                   By______________________________
                                     Name:
                                     Title:

                                   By______________________________
                                     Name:
                                     Title:

                    This is one of the Securities of a series issued under the within-mentioned Indenture.

          Dated:                   THE BANK OF NEW YORK,
                                             as Trustee

                                   By
                                           Authorized Signatory


                            [Reverse of Security]

          UNITED AIR LINES, INC.

          11.21% Series B Senior Debenture due 2014

                    (1)  Interest.  UNITED AIR LINES, INC., a
          Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security on November 1, 1994, and semi-annually thereafter on May 1 and November 1 in each year, accruing from July 12, 1994, or from the most recent interest payment date to which interest has been paid or duly provided for, at the rate of 11.21% per annum, until the principal hereof is paid or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                    The Company will pay interest (including interest accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) on overdue principal and interest (including interest accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) on overdue installments of interest, to the extent lawful, at the rate borne by the Securities.

                    (2) Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date for the next interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable on such payment date will accrue for the intervening period.

                    (3) Paying Agent, Registrar. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar through its office at 101 Barclay Street 21-West, New York, New York 10286 and, for purposes of the presentation and surrender of Securities for transfer, exchange or payment of principal, through the office of the Trustee initially located at 101 Barclay Street, Trust Services Window, Lobby Level, New York, New York 10286. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company or its Affiliates may act in any such capacity, except in certain circumstances.

                    (4)  Indenture.  The Company issued the
          Securities under an Indenture dated as of July 1, 1991
          (the "Indenture") between the Company and the Trustee.
          The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.
          Code SECTION 77aaa-77bbbb) as in effect on the date upon which Securities are first issued under the Indenture (the
          "Issue Date"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The
          Securities are unsecured general obligations of the Company limited to $371 million in aggregate principal amount. All capitalized terms used in this Security and not defined herein will have the meanings assigned to them in the Indenture.

                    (5) Optional Redemption. The Securities may not be redeemed prior to their final stated maturity at the option of the Company.

                    (6)  Denominations, Transfer, Exchange.  The
          Securities are in fully registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

                    (7)  Persons Deemed Owners.  The registered
          Holder of a Security may be treated as its owner for all purposes.

                    (8)  Amendments and Waivers.  Subject to
          certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing Default (except a Default in payment of principal of or interest on the Securities) may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. The Indenture or the Securities may be amended or supplemented without the consent of any Holder only to cure any ambiguity, defect or inconsistency, to make any change that does not materially and adversely affect the rights of any Holder or to comply with the Trust Indenture Act.

                    (9)  Defaults and Remedies.  If an Event of
          Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish quarterly and annual compliance certificates to the Trustee.

                    (10) Trustee Dealings with Company.  The
          Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                    (11) No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee will not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                    (12) Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                    (13) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= as tenants in common), TEN ENT (= as tenants by the entireties), JT TEN (= as joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                    (14) Governing Law.  THIS SECURITY WILL BE
          GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                    THE COMPANY WILL FURNISH TO ANY HOLDER UPON
          WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE
          INDENTURE.  REQUESTS MAY BE MADE TO:  UNITED AIR LINES,
          INC., P.O. BOX 66100, CHICAGO, ILLINOIS  60666,
          ATTENTION: TREASURER.